APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of June 18, 2013

FUNDS FOR WHICH MELLON CAPITAL MANAGEMENT CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree Global Real Return Fund

CURRENCY AND FIXED INCOME FUNDS

WisdomTree Brazilian Real Fund

WisdomTree Chinese Yuan Fund

WisdomTree Indian Rupee Fund

WisdomTree Emerging Currency Fund

WisdomTree Commodity Currency Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Asia Local Debt Fund

WisdomTree Euro Debt Fund

WisdomTree Emerging Markets Local Debt Fund

DOMESTIC EQUITY FUNDS

WisdomTree Total Dividend Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Equity Income Fund

WisdomTree LargeCap Dividend Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree U.S. Dividend Growth Fund

WisdomTree U.S. SmallCap Dividend Growth Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree DEFA Fund

WisdomTree DEFA Equity Income Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global Equity Income Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

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WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-US Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global ex-US Utility Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Japan Small Cap Hedged Equity Fund

The Investment Adviser hereby appoints Mellon Capital Management Corporation, and Mellon Capital Management Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:		By:
	Name: Jonathan Steinberg		Name: David Dirks
	Title: C.E.O.		Title: Managing Director

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APPENDIX B-2

TO

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

Effective as of June 18, 2013

INTERNATIONAL FUNDS

WisdomTree Global Equity Income Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global ex-U.S. Growth Fund

WisdomTree Global ex-U.S. Utilities Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree DEFA Fund

WisdomTree DEFA Equity Income Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Australia Dividend Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Japan Small Cap Hedged Equity Fund

Annual Fees

Average Daily Net Assets	Basis Point Rate

First $1 billion	0.075% (seven and a half basis points)
Next $1 billion	0.05% (five basis points)
Next $3 billion	0.03% (three basis points)
In excess of $5 billion	0.02% (two basis points)

Minimum Quarterly Fee	$12,500

Minimum Annual Fee per Fund	$50,000

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Each Fund listed above (each a “Fund” and collectively, the “Funds”) shall pay a “Basis Point Fee” or a “Minimum Quarterly Fee” or a “Minimum Annual Fee”, as described below.

The Basis Point Fee applicable to the Funds will be calculated as of the last day of each month based on the total of the average daily net assets of the combined Funds above.

The monthly Basis Point Fee applicable to the Funds will be calculated as follows. First, the average daily net assets of the Funds are multiplied by the applicable Basis Point Rate(s) shown in the table above. The resultant dollar amount is then multiplied by a fraction, the numerator which is the number of days in the month and the denominator which is the number of days in the year, to generate the monthly “Basis Point Fee”. If any Fund is in operation for less than a full month, the Basis Point Fee will be adjusted on a pro rata basis based on the number of days such Fund is in operation during such month.

At the end of each calendar quarter, the total of the Basis Point Fee for each Fund for such quarter (i.e., the sum of the Basis Point Fee for each month in such quarter) will be compared to the Minimum Quarterly Fee for each Fund for such quarter. If the Basis Point Fee for each Fund for such quarter is higher than the Minimum Quarterly Fee for that quarter, the Funds shall pay the Basis Point Fee. If the Basis Point Fee for any Fund for such quarter is less than the Minimum Quarterly Fee for that quarter, each such Fund shall pay the Minimum Quarterly Fee. Notwithstanding the foregoing, once the total of the fees payable to the Sub-Adviser with respect to each Fund in any calendar year equals or exceeds the Minimum Annual Fee payable for such calendar year (or the pro rata portion of the Minimum Annual Fee payable for partial calendar years), such Fund shall not be required to make further payments of the Minimum Quarterly Fee or Minimum Annual Fee with respect to such Fund for that calendar year.

The Minimum Quarterly Fee shall be calculated on a pro rata basis based on the number of days each Fund is in operation during a calendar quarter. The Minimum Annual Fee shall be calculated on a pro rata basis based on the number of days the Fund is in operation during a calendar year. For fee calculation purposes, a Fund’s commencement of operations is the date upon which assets necessary to purchase one creation unit are contributed to the Fund. A Fund’s last day of operations is the date upon which its assets are liquidated. Monthly Basis Point Fees and Minimum Quarterly Fees, as applicable, will be payable in arrears on a calendar quarter basis within 30 days after the end of each calendar quarter.

If any Fund or the Investment Adviser terminates this Agreement (except to the extent permitted by Section 13.B herein) before the end of the twelve month period beginning on the date of the Fund’s commencement of operations, the total Minimum Annual Fee will be calculated, due and payable as if the Manager had sub-advised such Fund for a full calendar year and the termination date is the last day of such full calendar year.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:	p	By:
	Name: Jonathan Steinberg		Name: David Dirks
	Title: CEO		Title: Managing Director

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